UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 19, 2014

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 8.01 Other Events.

Issuance of Seventh Patent on its ChromaID™ technology for Invisible Bar Codes

On November 21, 2014, Visualant, Inc. (the “Company”), a provider of disruptive light-based technologies, announced that it received its seventh patent on its ChromaID™ technology.

Visualant’s latest patent provides for invisible bar codes or adds a new element to the encoding process by leveraging the Visualant ChromaID  scanner’s ability to recognize differences in molecular and atomic structures allowing new data to be added using conventional printing processes without changing the visual appearance of today’s codes.

The patent issued by the United States Office of Patents and Trademarks is US Patent No. 8,888,207 and is entitled “Systems, Methods, and Articles Related to Machine-Readable Indicia and Symbols.”

Amendment to Services and License Agreement with Invention Development Management Company, LLC

On November 19, 2014, the Company entered into an Amendment to Services and License Agreement with Invention Development Management Company, LLC. This Amendment exclusively licenses ten filed patents to Visualant, Inc.

On November 11, 2013, the Company entered into a Services and License Agreement with Invention Development Management Company, L.L.C. (“IDMC”), a Delaware limited liability company. IDMC is affiliated with Intellectual Ventures, which collaborates with inventors, partners with pioneering companies and invests both expertise and capital in the process of invention.

The Agreement required IDMC to identify and engage investors to develop new applications of the Company’s ChromaID™ development kits, present the developments to the Company for approval, and file patent applications to protect the developments. IDMC was responsible for the development and patent costs.

The Company received a worldwide, nontransferable, exclusive license to the licensed IP developed under this Agreement, during the term of the Agreement, and solely within the identification, authentication and diagnostics field of use, to (a) make, have made, use, import, sell and offer for sale products and services; (b) make improvements; and (c) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

The Company received a nonexclusive and nontransferrable option to acquire a worldwide, nontransferrable, nonexclusive license to the useful IP held by IDMC within the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer to sell products and services and (b) grant sublicenses to any and all of the foregoing rights. The option to acquire this license may be exercised for up to two years from the effective date of the Agreement.

IDMC is providing global business development services to the Company, including present Visualant IP and any licensed IP, if applicable, to potential customers, licensees, and distributors in markets or geographies not being pursued by Visualant. Also, IDMC may introduce Visualant to a potential customer, licensee, or distributor for the purpose of identifying and closing a license, sale, or distribution deal or other monetization event.

The foregoing description of Amendment to Services and License Agreement is qualified in its entirety by reference to the Amendment to Services and License Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated by reference into this 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment to Services and License Agreement dated November 18, 2014 by and between Visualant, Inc. and Invention Development Management Company, LLC

99.1	Press Release of Visualant, Inc. dated November 21, 2014 related to the seventh patent award for the ChromaID™ technology.

99.2	Press Release of Visualant, Inc. dated November 25, 2014 related to the assignment of ten filed patents for the ChromaID™ technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson CEO

November 25, 2014